UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P29254-LTR Dear Shareholder, We are pleased to invite you to participate at the 2025 Annual Meeting of Shareholder of Nuveen Churchill Private Capital Income Fund (“PCAP”), to be held virtually on May 29, 2025. Your prompt participation is needed to approve PCAP’s proposals outlined in the proxy statement. We kindly request that you review these materials and cast your vote by proxy in advance of the meeting date to ensure that a quorum is reached. Your vote and participation are very important to us, no matter how many or few shares of PCAP you own. We encourage you to vote your shares using any one of the methods described below. Your prompt response will help us meet shareholder approval requirements before the meeting, thereby reducing the risk of postpone- ment and additional solicitation costs. Thank you for your continued support of PCAP. Sincerely, Robert Paun YOUR VOTE IS VERY IMPORTANT Our Board of Trustees recommends that you respond to this solicitation by voting FOR the proposals described in the proxy statement. Nuveen Churchill Private Capital Income FOUR WAYS TO VOTE WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. ONLINE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAILPHONE WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. QR CODE